UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 10, 2017

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 10, 2017, the Board of Directors of AAR CORP. (the “Company”), at its regularly scheduled meeting, increased the size of the Board to 14 members and, upon the recommendation of the Nominating and Governance Committee, elected John M. Holmes as a director to fill the vacancy created by the increase.  Mr. Holmes is currently the President and Chief Operating Officer of the Company.

Mr. Holmes will serve as a Class II director for a term expiring at the Company’s 2019 annual meeting of stockholders.  Mr. Holmes will not serve on any committee of the Board.

Appointment of Chief Financial Officer

On July 10, 2017, the Company announced that Michael D. Milligan will join the Company on September 1, 2017 as Vice President and Chief Financial Officer.  As previously reported, Timothy J. Romenesko, the Company’s current Vice Chairman and Chief Financial Officer, is retiring from the Company on December 31, 2017.  Prior to his retirement, Mr. Romenesko will assist Mr. Milligan with the assumption of his responsibilities as Chief Financial Officer of the Company.

Mr. Milligan most recently served for 16 years as Senior Vice President and Chief Financial Officer of NES Rental Holdings, Inc., (a Chicago-based company that provided aerial lift, material handling and general equipment services to construction and industrial service companies until its sale to United Rentals Inc. earlier this year).  Mr. Milligan was previously Executive Vice President and Chief Financial Officer of Telenisus Corporation from 1999 to 2001 and, prior thereto, was a partner with Pricewaterhouse Coopers LLP.

For the Company’s current fiscal year, Mr. Milligan will receive an annual base salary of $450,000, a target annual cash bonus opportunity of $337,500 (75% of annual base salary) and stock awards with a dollar value of $750,000.  The Company will enter into a severance and change in control agreement with Mr. Milligan in the form entered into with certain other executive officers of the Company (see Exhibit 10.1 to the Company’s current report on Form 8-K dated July 11, 2008 and Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended February 28, 2009) and an indemnification agreement in the form entered into with directors and officers of the Company (see Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2008).

A copy of the Company’s press release announcing Mr. Milligan’s appointment as Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Director Retirement

On July 10, 2017, General Ronald R. Fogleman notified the Company of his intention to retire from the Board of Directors at the annual meeting of stockholders on October 11, 2017.  As previously reported, in connection with his retirement from the Company, Mr. Romenesko also will be leaving the Board at the 2017 annual meeting of stockholders.  At that date, the number of directors of the Company will be reduced to 12 from 14, reflecting the retirements of General Fogleman and Mr. Romenesko.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	AAR CORP. Press Release dated July 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2017	AAR CORP.

By:
/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	AAR CORP. Press Release dated July 10, 2017.